EXHIBIT 23.1
                                                                    ------------



                              ACCOUNTANTS' CONSENT



The Board of Directors
Spire Corporation:

       We consent to incorporation by reference in the registration statement on Form S-8 of Spire Corporation of our report dated March ___, 2002, relating to the consolidated balance sheets of Spire Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-KSB of Spire Corporation.



KPMG LLP

Boston, Massachusetts
___ March 2002